As filed with the Securities and Exchange Commission on May 29, 2026.

Registration No. 333‑295751

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

INNIO Holding GmbH*

(Exact name of registrant as specified in its charter)

Germany	3621	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Nymphenburger Strasse 5 80335 Munich Germany +49.89.89.82.7221	1101 W. St. Paul Ave. Waukesha, WI 53188 +1.262.547.3311

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

INNIO Holding Inc.
1101 W. St. Paul Ave.

Waukesha, WI 53188

+1.262.547.3311

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marc D. Jaffe Ian D. Schuman Oliver Seiler Jennifer M. Gascoyne Latham & Watkins LLP 1271 Avenue of the Americas New York, NY 10020 (212) 906-1200	Paul van der Bijl NautaDutilh N.V. Beethovenstraat 400 1082 PR Amsterdam The Netherlands +31 20 717 1000	Rod Miller David Dixter Philipp Klöckner Milbank LLP 55 Hudson Yards New York, NY 10001 (212) 530-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

(*) We intend to convert the legal form of our company from a German limited liability company (Gesellschaft mit beschränkter Haftung) to a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) and then to a Dutch public company (naamloze vennootschap) under Dutch law and to change our name from INNIO Holding GmbH to INNIO Group Holding B.V. and then to INNIO N.V. prior to the closing of this offering.

EXPLANATORY NOTE

INNIO Holding GmbH is filing this Amendment No. 2 to its Registration Statement on Form S-1 (File No. 333‑295751) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

(10)(a) Exhibits:

Exhibit Number	Description
1.1	Form of Underwriting Agreement.
3.1*	Form of articles of association (as an English translation) of the registrant, to be in effect upon completion of this offering.
5.1*	Opinion of NautaDutilh N.V., Dutch counsel to the registrant, as to the validity of common shares.
10.1+*	Forms of Non-Executive Director and Executive Director Indemnification Agreements.
10.2+*	2026 Incentive Award Plan.
10.3+*	Compensation Policy.
10.4+*	Services Agreement, dated as of October 1, 2025, by and between INNIO Holding GmbH and Dr. Olaf Berlien.
10.5+*	Services Agreement, dated as of May 1, 2019 (as amended as of May 1, 2022, May 1, 2025 and October 1, 2025), by and between INNIO Holding GmbH and Dr. Dennis Schulze.
10.6+*	Employment Agreement, dated as of January 1, 2026, by and between INNIO Holding GmbH and Dr. Andreas Kunz.
10.7*

Amendment and Restatement Agreement to the Senior Facilities Agreement, dated December 18, 2023, originally dated as of October 25, 2018, by and among INNIO Group Holding GmbH, AI Alpine (Luxembourg) S.à r.l. and Wilmington Trust (London) Limited as security agent.

10.8*

Repricing Additional Facility Notices (Term Loan B – USD and Term Loan B – EUR) to the Senior Facilities Agreement, dated July 12, 2024, by and among INNIO Group Holding GmbH, INNIO North America Holding Inc. and AI Alpine (Luxembourg) S.à r.l., the original lenders and the agent thereto.

10.9*	Form of Registration Rights Agreement by and between INNIO Holding GmbH, AI Alpine (Luxembourg) S.à r.l. and certain shareholders of INNIO Holding GmbH.
10.10*	Form of Relationship Agreement by and between INNIO N.V. and AI Alpine (Luxembourg) S.à r.l.
10.11+*	Services Agreement by and between INNIO Holding GmbH and Dr. Olaf Berlien, to be in effect upon completion of this offering.
10.12+*	Services Agreement by and between INNIO Holding GmbH and Dr. Dennis Schulze, to be in effect upon completion of this offering.
10.13+*	Form of Option Grant Notice and Award Agreement under the 2026 Incentive Award Plan.
10.14+	Form of RSU Grant Notice and Award Agreement under the 2026 Incentive Award Plan.
21.1*	List of subsidiaries of the registrant.
23.1*	Consent of KPMG AG Wirtschaftsprüfungsgesellschaft, Independent Registered Public Accounting Firm.
23.2*	Consent of NautaDutilh N.V. (included in the opinion filed as Exhibit 5.1 to this registration statement).
24.1*	Power of Attorney (included on the signature page to this registration statement).
99.1*	Consent of Director Nominees
107*	Filing Fee Table.

+ Indicates management contract or compensatory plan.

* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Munich, Germany, on May 29, 2026.

INNIO Holding GmbH

By:	/s/ Olaf Berlien
Dr. Olaf Berlien
President and Chief Executive Officer

By:	/s/ Dennis Schulze
Dr. Dennis Schulze
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Olaf Berlien and Dr. Dennis Schulze, and each one of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Olaf Berlien	Chief Executive Officer and Director (Principal Executive Officer)	May 29, 2026
Dr. Olaf Berlien

/s/ Dennis Schulze	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	May 29, 2026
Dr. Dennis Schulze

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act, the undersigned certifies that it is the duly authorized United States representative of the registrant and has duly caused this registration statement to be signed by the undersigned, thereunto duly authorized, in the City of Waukesha, Wisconsin, on May 29, 2026.

INNIO Holding Inc.

By:	/s/ Andrew Dawson
Name:	Andrew Dawson
Title:	North America Chief Financial Officer

By:	/s/ Roger George
Name:	Roger George
Title:	North America Chief Executive Officer